UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 6, 2007 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

2008 Cost of Capital Proceeding

On November 6, 2007, a proposed decision was issued in Pacific Gas and Electric Company’s (Utility) 2008 cost of capital proceeding pending at the California Public Utilities Commission (CPUC).  The proposed decision recommends maintaining the Utility’s currently authorized capital structure and an 11.35% rate of return on equity (ROE) on the Utility’s electricity and natural gas distribution and electric generation rate base.  The table below shows the proposed decision’s recommendations compared to the Utility’s request:

	Recommended in Proposed Decision			Requested
	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost
Long-term debt	6.05%	46.00%	2.78%	6.05%	46.00%	2.78%
Preferred stock	5.68%	2.00%	0.11%	5.68%	2.00%	0.11%
Common equity	11.35%	52.00%	5.90%	11.70%	52.00%	6.08%

Return on rate base	8.79%	8.97%

The recommended cost of capital would not have a material impact on the Utility’s 2008 revenue requirement.  The proposed decision recommends that the changes to the Utility’s revenue requirement be effective January 1, 2008.

PG&E Corporation and the Utility are unable to predict whether the CPUC will adopt the proposed decision.

The proposed decision recommends deferring the requirement for the utilities to file their annual cost of capital applications scheduled to be filed on May 8, 2008, noting that the proceeding remains open for the CPUC to consider mechanisms that could replace the annual cost of capital proceedings.  A final decision on that phase of the proceeding has been previously scheduled to be issued by April 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: November 7, 2007	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PG&E CORPORATION

Dated: November 7, 2007	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary